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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Zale Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-67527, 333-51607, 333-20673, 333-01789, 333-53802, 333-53804, 333-117249 and 333-130246) on Form S-8 of Zale Corporation of our report dated October 1, 2007, with respect to the consolidated balance sheets of Zale Corporation as of July 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' investment, and cash flows for each of the years in the three-year period ended July 31, 2007 and the effectiveness of internal control over financial reporting as of July 31, 2007, which reports appear in the July 31, 2007 annual report on Form 10-K of Zale Corporation. Our report refers to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," in fiscal year 2006.

/s/ KPMG LLP

Dallas, Texas
October 1, 2007

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Consent of Independent Registered Public Accounting Firm